                                                                     Exhibit 4.3

                                                                  Execution Copy

                  SECOND AMENDMENT dated as of August 13, 2002 (this
            "Amendment"), to the Term Loan Agreement dated as of March 30, 2001, as amended (the "Term Loan Agreement"), among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Borrower"); the lenders party thereto (together with their successors and permitted assigns thereunder, the "Lenders"); JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"); and JPMORGAN CHASE INTERNATIONAL LIMITED, as London agent for the Lenders (the "London Agent").

      WHEREAS, pursuant to the terms and conditions of the Term Loan Agreement, the Lenders have agreed to make certain loans to the Borrower; and

      WHEREAS, the Borrower has requested that certain provisions of the Term Loan Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to agree to such modifications on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the parties hereto hereby agree as follows:

      1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Term Loan Agreement, as amended hereby.

      2. Amendment to Section 1.01 of the Term Loan Agreement. (a) The definition of "Applicable Spread" in Section 1.01 is hereby amended by deleting in its entirety the table set forth therein and inserting in its place the following table:

INDEX DEBT                EUROCURRENCY
RATINGS                   SPREAD                     CD SPREAD                ABR SPREAD
Category 1                1.250%                     1.375%                   0.250%
BBB/Baa2 or
higher

Category 2                1.500%                     1.625%                   0.500%
BBB-/Baa3

Category 3                1.750%                     1.875%                   0.750%
BB+/Ba1

INDEX DEBT                EUROCURRENCY
RATINGS                   SPREAD                     CD SPREAD                ABR SPREAD
Category 4                2.00%                      2.125%                   1.000%
lower than
BB+/Ba1 or
unrated

      (b) Clause (i) of the text immediately following such table in the definition of "Applicable Spread" is hereby amended by deleting the text "Category 3" and replacing it with the text "Category 4".

      (c) The definition of "Consolidated Financial Statements of the Borrower" in Section 1.01 is hereby amended by deleting the text "2000 and 1999" and replacing it with the text "2001 and 2000" and by deleting the text "December 31, 2000" immediately after the text "in the period ended" and replacing it with the text "December 31, 2001" and by deleting the text "December 31, 2000" immediately after the text "for the year ended" and replacing it with the text "December 31, 2001".

      (d) The definition of "Reuter System" in Section 1.01 is hereby deleted and replaced with the following text:

      "Reuter System" shall mean the Reuter Monitor Money Rates Service.

      (e) The definition of "Supplemental Amount" in Section 1.01 is hereby amended by deleting the text "$3,800,000,000" and replacing it with the text "the Consolidated Net Worth of Borrower as at June 30, 2002".

      (f) Section 1.01 of the Term Loan Agreement is hereby amended by adding the defined terms "Attributable Debt", "Domestic Subsidiary" and "Sale-Leaseback Transaction" in the appropriate alphabetical order to read in their entirety as follows:

      "Attributable Debt" means, with respect to any Sale-Leaseback Transaction, the present value (discounted at a rate equal to the prevailing yield at the date such Sale-Leaseback Transaction is entered into on United States Treasury obligations having a maturity substantially equal to the term of the lease included in such Sale-Leaseback Transaction plus 3% per annum) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights or amounts related to contingent rents (such as those based on sales)) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

      "Domestic Subsidiary" shall mean any Subsidiary incorporated or organized in, or engaged (directly or through its subsidiaries) primarily in business in, the United States of America, any state, territory or possession thereof or the District of Columbia.

      "Sale-Leaseback Transaction" means any arrangement whereby the Borrower or a Domestic Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

      3. Amendment to Article V of the Term Loan Agreement. (a) Clause (c)(i) of
Article V of the Term Loan Agreement is hereby amended by deleting the text "(a) and (b)" immediately before the text "of Article VI" and replacing it with the text "(a), (b), (c) and (d)".

      (b) Clause (c)(ii) of Article V of the Term Loan Agreement is hereby amended by deleting the text "(a) and (b)" immediately before the text "of
Article VI" and replacing it with the text "(a), (b), (c) and (d)".

      (c) Clause (d) of Article V of the Term Loan Agreement is hereby amended by deleting the text "(c)" and replacing it with the text "(e)".

      (d) Clause (e) of Article V of the Term Loan Agreement is hereby amended by inserting the text "Amended and Restated" immediately before the text "364-Day" and "Five-Year Revolving", respectively, and deleting the two instances of the text "August 15, 2000" and replacing them with the text "August 13, 2002".

      4. Amendment to Article VI of the Term Loan Agreement. (i) Article VI of the Term Loan Agreement is hereby amended by deleting the text "(c)" and replacing it with the text "(e)", deleting the text "(d)" and replacing it with the text "(f)" and deleting the text "(e)" and replacing it with the text "(g)" and (ii) Article VI of the Term Loan Agreement is hereby amended by adding the following text immediately after clause (b):

      "(c) Limitation on Secured Debt of Borrower and Domestic Subsidiaries. Issue, incur, assume or guarantee, or permit any Domestic Subsidiary to issue, incur, assume or guarantee, Debt secured by a Lien or Liens upon any assets other than property or other assets constituting Manufacturing Facilities or accounts receivable (and related rights including, without limitation, rights to return merchandise) ("Designated Secured Debt") if, immediately after giving effect to the issuance, incurrence, assumption or guarantee of such Debt and after giving effect to the receipt and application of any and all proceeds thereof, the aggregate principal amount of the Designated Secured Debt of the Borrower and the Domestic Subsidiaries would exceed $100,000,000.

      (d) Limitation on Sale-Leaseback Transactions and Debt of Domestic Subsidiaries. Permit the sum of (i) the aggregate principal amount of the Debt of Domestic Subsidiaries, other than Debt secured by a Lien or Liens upon property or assets constituting Manufacturing Facilities or accounts receivable (and related rights, including, without limitation, rights to returned merchandise) and (ii) the aggregate Attributable Debt in connection with all Sale-Leaseback Transactions of the Borrower and the Domestic Subsidiaries to exceed $400,000,000 at any time.

      5. Amendment to Article VII of the Term Loan Agreement. (a) Article VII of the Term Loan Agreement is hereby amended by deleting the text "(g)" and replacing it with the text "(h)" and deleting the text "(h)" and replacing it with the text "(i)".

      (b) clause (d) of Article VII is hereby amended by adding the text ",(c) or (d)" immediately after the text "paragraph (b)".

      (c) Article VII of the Term Loan Agreement is hereby amended by inserting the following text after clause (f):

      "(g) Any event shall occur that shall constitute an event of default under any cross-default or cross- acceleration provision contained in any agreement or instrument governing or evidencing Funded Debt of the Borrower which is then outstanding in a principal amount in excess of $25,000,000 if such provision permits the lawful acceleration of such Funded Debt under circumstances that would not constitute an Event of Default pursuant to clause (f) above; or"

      (d) Article VII of the Term Loan Agreement is hereby amended by deleting the text "(h)" at the end of clause (i) and replacing it with the text "(i)".

      6. Amendment to Article IX of the Term Loan Agreement. (a) Clause (a) (ii) of Section 9.03 of the Term Loan Agreement is hereby amended by deleting the text "and giving a written notice also signed by the Borrower)" and replacing it with the following text:

      "(which consent shall not be unreasonably withheld; provided that such consent shall not be required (a) in the case of an assignment or participation to a Lender or (b) if an Event of Default shall have occurred and be continuing) and the giving of a written notice (also signed by the Borrower where the Borrower's consent is required)".

      (b) Article IX of the Term Loan Agreement is hereby amended by deleting the text "SECTION 9.15" and replacing it with the text "SECTION 9.16".

      (c) Article IX of the Term Loan Agreement is hereby amended by adding the following text immediately after the text of SECTION 9.14:

                  SECTION 9.15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY
            WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG

            OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      7. Name Change. Simultaneously with the effectiveness of this Amendment, the Term Loan Agreement shall be amended to change each reference to "The Chase Manhattan Bank" in such Term Loan Agreement to "JPMorgan Chase Bank".

      8. No Other Amendments or Waivers; Confirmation. Except as expressly amended hereby, the provisions of the Term Loan Agreement are and shall remain in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Term Loan Agreement in similar or different circumstances.

      9. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof:

      (a) No Event of Default has occurred and is continuing.

      (b) The execution, and delivery of this Amendment and performance of the Term Loan Agreement as amended hereby by the Borrower have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Body) in order to be effective and enforceable.

      (c) The Term Loan Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      (d) All representations and warranties of the Borrower set forth herein, and the representations and warranties of the Borrower set forth in clauses (a) through (h), inclusive, of Article III of the Term Loan Agreement are true and correct in all material respects on and as of the date hereof.

      10. Conditions Precedent to Effectiveness. This Amendment shall become effective as of and with effect from the date hereof, subject to (a) the receipt by the Administrative Agent of (i) counterparts hereof duly executed and delivered by the Borrower and the Majority Lenders, (ii) a certificate of an officer of the Borrower to the effect that the representations and warranties set forth in paragraph 9 hereof are true and correct, (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and the signatures of the Authorized Officers and (iv) an opinion of the General Counsel, an Associate General Counsel or the Assistant General Counsel of the Borrower addressed to the Lenders and the Administrative Agent substantially in the form of Exhibit A hereto, (b) the Borrower's Amended and Restated 364-Day Credit Agreement dated as of the date hereof shall have been entered into by the Borrower and the Agent and the Lenders named therein, and (c) the Borrower's Amended and Restated Five-Year Revolving Credit Agreement dated as of the date hereof shall have been entered into by the Borrower and the Agent and the Majority Lenders named therein.

      11. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

      12. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      13. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                  THE GOODYEAR TIRE & RUBBER COMPANY,

                                       by /s/ Stephanie W. Bergeron
                                         ---------------------------------------
                                         Name: Stephanie W. Bergeron
                                         Title: Senior Vice President

                                  JPMORGAN CHASE BANK, individually
                                  and as Administrative Agent,

                                       by  /s/ Julie S. Long
                                         ---------------------------------------
                                         Name: Julie S. Long
                                         Title: Vice President

                                         SIGNATURE PAGE TO THE AMENDED AND
                                         RESTATED FIVE-YEAR REVOLVING CREDIT
                                         AGREEMENT DATED AS OF AUGUST 13, 2002,
                                         among THE GOODYEAR TIRE & RUBBER
                                         COMPANY, THE LENDERS AND JPMORGAN CHASE
                                         BANK, as Agent.

          Name of Institution:           BANCA NAZIONALE DEL LAVORO S.p.A.,
                                         New York Branch

                                         by

                                         /s/ Francesco DiMario
                                         --------------------------------------
                                         Name: Francesco DiMario
                                         Title:  Vice President


                                         by

                                         /s/ Carlo Vecchi
                                         --------------------------------------
                                         Name: Carlo Vecchi
                                         Title:  Senior Vice President


                                         BANK OF AMERICA, N.A.

                                         by

                                         /s/  Matthew J. Reilly
                                         --------------------------------------
                                         Name: Matthew J. Reilly
                                         Title: Vice President


                                         THE BANK OF NEW YORK

                                         by

                                         /s/  John M. Lokay, Jr.
                                         --------------------------------------
                                         Name: John M. Lokay, Jr.
                                         Title: Vice President


                                         BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                         by

                                         /s/ J. Stanton
                                         --------------------------------------
                                         Name: J. Stanton
                                         Title: Vice President


                                         BNP PARIBAS

                                         by

                                         /s/ Rosalie C. Hawley
                                         --------------------------------------
                                         Name: Rosalie C. Hawley
                                         Title: Director

                                         by

                                         /s/ Peter Labrie
                                         --------------------------------------
                                         Name: Peter Labrie
                                         Title: Central Region Manager

                                         CIBC INC.

                                         by

                                         /s/ Dominic J. Sorresso
                                         --------------------------------------
                                         Name: Dominic J. Sorresso
                                         Title: Executive Director
                                                CIBC World Markets Corp.,
                                                  as Agent


                                         CITICORP USA, INC.

                                         by

                                         /s/ Brian Y. Ike
                                         --------------------------------------
                                         Name: Brian Y. Ike
                                         Title: Director


                                         COMMERZBANK AKTIENGESELLSCHAFT
                                         NEW YORK AND GRAND CAYMAN BRANCHES

                                         by

                                         /s/ Graham A. Warning
                                         --------------------------------------
                                         Name: Graham A. Warning
                                         Title: Assistant Treasurer

                                         by

                                         /s/ John Marlatt
                                         --------------------------------------
                                         Name: John Marlatt
                                         Title: Senior Vice President

                                         CREDIT LYONNAIS
                                         NEW YORK BRANCH

                                         by

                                         /s/ Lee E. Greve
                                         --------------------------------------
                                         Name: Lee E. Greve
                                         Title: First Vice President


                                         CREDIT SUISSE FIRST BOSTON

                                         by

                                         /s/ Robert Hetu
                                         --------------------------------------
                                         Name: Robert Hetu
                                         Title: Director

                                         by

                                         /s/ Mark Heron
                                         --------------------------------------
                                         Name: Mark Heron
                                         Title: Associate

                                         DEUTSCHE BANK SECURITIES INC.

                                         by

                                         /s/ Dr. Michael C. Dietz
                                         --------------------------------------
                                         Name: Dr. Michael C. Dietz
                                         Title: Director

                                         by

                                         /s/ Hans-Josef Thiele
                                         --------------------------------------
                                         Name: Hans-Josef Thiele
                                         Title: Director

                                         DRESDNER BANK AG, NEW YORK
                                         AND GRAND CAYMAN BRANCHES

                                         by

                                         /s/ Deborah Carlson
                                         --------------------------------------
                                         Name: Deborah Carlson
                                         Title: Director

                                         by

                                         /s/ Stephen Kovach
                                         --------------------------------------
                                         Name: Stephen Kovach
                                         Title: Vice President

                                         IBK CAPITAL CORPORATION

                                         by

                                         /s/ David Snyder
                                         --------------------------------------
                                         Name: David Snyder
                                         Title: President

                                         INTESABCI
                                         New York Branch

                                         by

                                         /s/ F. Maffei
                                         --------------------------------------
                                         Name: F. Maffei
                                         Title: VP

                                         by

                                         /s/ J. Dickerhof
                                         --------------------------------------
                                         Name: J. Dickerhof
                                         Title: VP

                                         KBC BANK, N.V.

                                         by

                                         /s/ Robert Snauffer
                                         --------------------------------------
                                         Name: Robert Snauffer
                                         Title: First Vice President



                                         by

                                         /s/ William Cavanaugh
                                         --------------------------------------
                                         Name: William Cavanaugh
                                         Title: Vice President

                                         KEYBANK NATIONAL ASSOCIATION

                                         by

                                         /s/ Michael J. Vegh
                                         --------------------------------------
                                         Name: Michael J. Vegh
                                         Title: Portfolio Manager

                                         MIZUHO CORPORATE BANK, LTD.

                                         by

                                         /s/ Hideki Shirato
                                         --------------------------------------
                                         Name: Hideki Shirato
                                         Title: Deputy General Manager and Group
                                                Head

                                         THE NORTHERN TRUST COMPANY

                                         by

                                         /s/ Craig L. Smith
                                         --------------------------------------
                                         Name: Craig L. Smith
                                         Title: Vice President

                                         ROYAL BANK OF CANADA

                                         by

                                         /s/ Gordon C. MacArthur
                                         --------------------------------------
                                         Name: Gordon C. MacArthur
                                         Title: Senior Manager

                                         SOCIETE GENERALE

                                         by

                                         /s/ Anne-Marie Dumortier
                                         --------------------------------------
                                         Name: Anne-Marie Dumortier
                                         Title: Vice President

                                         SUMITOMO MITSUI BANKING
                                         CORPORATION

                                         by

                                         /s/ Edward D. Henderson, Jr.
                                         --------------------------------------
                                         Name: Edward D. Henderson, Jr.
                                         Title: Joint General Manager

                                         WACHOVIA BANK, NATIONAL ASSOCIATION
                                         (F/K/A FIRST UNION NATIONAL BANK)

                                         by

                                         /s/ Stephen J. Hyde
                                         --------------------------------------
                                         Name: Stephen J. Hyde
                                         Title: Associate